EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-147682 and 333-216624) on Form S-8 and Registration Statements (Nos. 333-206461, 333-212782, 333-213229 and 333-221745) on Form F-3 of Teekay Offshore Partners L.P. (the “Partnership”) of our reports dated February 28, 2019, with respect to the consolidated balance sheets of the Partnership as of December 31, 2018 and 2017, and the related consolidated statements of (loss) income, comprehensive (loss) income, cash flows and changes in total equity for each of the years in the three‑year period ended December 31, 2018, and related notes, and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 Annual Report on Form 20-F of the Partnership.
Our report refers to a change in accounting policies for revenue recognition as of January 1, 2018 due to the adoption of ASU 2014-09 - Revenue from Contracts with Customers, and the classification of restricted cash and final settlements on cross currency swap agreements on the statement of cash flows for 2018 and comparative periods due to the adoption of ASU 2016-18 - Statement of Cash Flows: Restricted Cash and ASU 2016-15 - Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments, respectively.
We also consent to the incorporation by reference of:

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our report dated February 28, 2019, with respect to the consolidated balance sheet of OOGTK Libra GmbH & Co KG and subsidiaries as of December 31, 2018, and the related consolidated statements of income, cash flows and partners’ equity for each of the year then ended, and related notes; and

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our report dated March 21, 2018, with respect to the consolidated balance sheets of OOG-TKP FPSO GmbH & Co KG and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, cash flows and partners’ equity for each of the years in the two-year period ended December 31, 2017, and related notes.

/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
February 28, 2019